EXHIBIT 12.1

              CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO
                             18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with Amendment No. 1 to the Annual Report of Healthcare Technologies Ltd. on Form 20-F for the period ending December 31, 2005 (the "Report"), I, Moshe Reuveni, Chief Executive Officer of Healthcare Technologies Ltd., certify (pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002) that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of Healthcare Technologies Ltd.

                                                    HEALTHCARE TECHNOLOGIES LTD.

                                                    By: /s/ Moshe Reuveni
                                                    ----------------------------
                                                    Moshe Reuveni
                                                    Chief Executive Officer

Date:  October 30, 2006